Exhibit 4.3

Arel Communications and Software LTD
EMPLOYEE SHARE OPTION PLAN (2000),
Which approved by the Board of Directors on August 2, 2000.

A.	NAME AND PURPOSE

1.	Name: This plan, as amended from time to time, shall be known as the Arel Communications and Software Ltd. Employee Share Option Plan (2000) (the “Plan”).

2.	Purpose: The purpose and intent of the Plan is to provide incentives to employees of Arel Communications and Software Ltd. (the “Company”), or any subsidiaries of the Company, by providing them with opportunities to purchase shares in the Company, pursuant to the Plan that was approved by the Board of Directors of the Company.

B.	GENERAL TERMS AND CONDITIONS OF THE PLAN

3.	Administration

3.1	The Plan will be administered by a Share Option Committee (the “Committee”), which will consist of such number of Directors of the Company (not less than two in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee shall be valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3	Subject to general terms and conditions of this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine (i) the persons to whom Option Awards (as hereinafter defined) shall be granted (“Grantees”), (ii) the number of shares to be covered by each option award (provided however, that the Committee shall not grant, in the aggregate, options to purchase more than 5% of the shares covered by this plan to a single employee without the approval of the Board of Directors), (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of shares covered by the Option Awards to be granted to each Grantee, the Committee shall consider, among other things, the Grantee’s salary and the duration of the Grantee’s employment by the Company.

3.4	The Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

3.5	The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

4.	Eligible Grantees:

4.1	No Option Award may be granted pursuant to this Plan to any person serving as a member of the Committee at the time of the grant.

4.2	Subject to this limitation and any restriction imposed by applicable law, Option Awards may be granted to any officer, key employee or other employee of the Company or any of its subsidiaries, whether or not a Director of the Company. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

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5.	Trustee: The Option Award and/or shares in the Company which will be issued upon the exercise of the Option Awards will be held in trust, by a trustee (the “Trustee”). The Trustee shall hold the same pursuant to the Company’s instructions from time to time.

6.	Reserved Shares: The Company has reserved 1,125,000 authorized but unissued ordinary shares (nominal value NIS 0.001 per share) of the Company for purposes of the Plan, subject to adjustment as provided in paragraph 11 hereof. Any shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.

7.	Option Awards:

7.1	The Committee in its discretion may award to Grantees options to purchase shares in the Company available under the Plan (“Option Awards”). The Plan is intended to be a Section 102 Employee Option Plan within the meaning of the Israel Income Tax Ordinance (New Version). Option Awards may be granted at any time after this Plan has been approved by the Board of Directors of the Company (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan have been effectively created. The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.

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7.2	The instrument granting an Option Award shall state, inter alias, the number of shares covered thereby, the dates when it may exercised (subject to paragraph 9.1), the exercise price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

8.	Option Prices: The price per share covered by each Option Award shall be as determined by the Committee on the date of the grant.

9.	Exercise of Option Award:

9.1	Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option Award be exercisable after the expiration of ten (10) years from the date such Option Award is granted.

9.2	An Option Award, or any part thereof, shall be exercisable by the Grantee’s signing and returning to the Company at its principal office (and to the trustee, where applicable) a “Notice of Exercise” in such form and substance as may be prescribed by the Committee from time to time.

9.3	Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within ten (10) years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to paragraph 7), such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again too be held in trust for one or more Grantees.

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9.4	Each payment for shares under an Option Award shall be in respect of a whole number of shares shall be effected in cash or by a cashier’s or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of shares being paid for thereby.

10.	Termination of Employment

10.1	Resignation and Termination Without Cause. If a Grantee who is an Employee resigns, or is terminated without cause, such Grantee may, within one (1) year of the cessation of his or her employment (but in no event later than the expiration of the term of the instrument granting such Option Awards pursuant to Section 7 above), exercise any of his or her Option Awards that are vested at the date of cessation of such Grantee’s employment or may vest within four (4) weeks of the cessation of such Grantee’s employment. All of such Grantee’s rights with respect to the Options Awards granted to him or her under the Plan that are not vested at the date of cessation of such Grantee’s employment or within four (4) weeks of the cessation of such Grantee’s employment shall terminate and the underlying Shares shall revert to the Plan immediately upon the cessation of such Grantee’s employment. If within three (3) months of the cessation of such Grantee’s employment, such Grantee does not exercise his or her Option Awards, all of such Grantee’s rights with respect to any Option Awards that have not been exercised shall terminate and the underlying Shares shall revert to the Plan; provided however, that the Committee shall be authorized to extend such three-month period to up to one (1) year.

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10.2	Termination For Cause. If a Grantee who is an Employee is terminated for “cause”(as defined in such Grantee’s employment agreement, and if such Grantee does not have an employment agreement, as defined in the Company’s standard employment agreement), such Grantee may, within three (3) months of the cessation of his or her employment (but in no event later than the expiration of the term of the instrument granting such Option Awards pursuant to Section 7 above), exercise any of his or her Option Awards that are vested at the date of cessation of such Grantee’s employment. All of such Grantee’s rights with respect to the Option Awards granted to him or her under the Plan that are not vested at the date of cessation of such Grantee’s employment shall terminate and the underlying Shares shall revert to the Plan immediately upon the cessation of such Grantee’s employment. If within one (1) month of the cessation of such Grantee’s employment, all of such Grantee’s rights with respect to any Options that have not been exercised shall terminate and the underlying Shares shall revert to the Plan.

10.3	Death and Disability. If a Grantee should die, or if a Grantee is unable to continue to be employed by the Company by reason of such Grantee’s becoming incapacitated while in the employ of the Company as a result of an accident or illness or other cause which is approved by the Committee, such Grantee (or such Grantee’s successors, as the case may be) shall, subject to approval of the Committee (which shall not be unreasonably withheld), continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.

10.4	Deemed Cessation. In the event of resignation or discharge of a Grantee from the employ of the Company, such Grantee’s employment shall, for the purposes of this Section 10, be deemed to have ceased upon the delivery to the employee of notice of discharge or the delivery to the Company of the letter of resignation, as the case may be, irrespective of the effective date of such resignation or discharge.

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11.	Adjustments. Upon the happening of any of the following described events, a Grantee’s rights to purchase shares under the Plan shall be adjusted as hereinafter provided.

11.1	In the event that the ordinary shares of the Company are subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the ordinary shares of the Company are exchanged for other securities of the Company or of another corporation, each Grantee shall be entitled, subject to the conditions herein stated to purchase such number of ordinary shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of ordinary shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

11.2	In the event that the Company issues any of its ordinary shares or other securities as bonus shares upon or with respect to any shares which are at the time subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising such right shall be entitled to receive (if he so elects), in addition to the shares as to which he is exercising such right, the appropriate number of bonus shares, on the same terms and conditions as offered to the other shareholders, which he would have received had he been the holder of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.

11.3	Upon the happening of any of the foregoing events, the class and aggregate number of ordinary shares issuable pursuant to the Plan (as set forth in paragraph 6 hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 11.1 and 11.2 above.

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11.4	The Committee shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

12.	Assign ability and Sale of Shares:

12.1	No shares purchasable hereunder which were not fully paid for shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee’s rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph 10.2. hereof.

12.2	No option may be transferred other than by will or by the laws of descent and distribution, and during the Grantee’s lifetime only he may exercise an Option Award.

13.	Securities Act of 1933; Israel Securities Law, 1967: By his exercise of an Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulation thereunder and the Grantee further agrees that all certificates evidencing of such shares shall be appropriately legended to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, the securities being offered and/or issued hereby have been issued in compliance with the Israel Securities Law, 1967.

14.	Terms and Amendment of the Plan:

14.1	The Plan was adopted by the Board of Directors of the Company on January 31, 2000, and shall expire on January 31, 2010 (except as to Option Awards outstanding on that date).

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14.2	The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the shareholders of the Company: (i) the total number of ordinary shares which may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 11 hereof) and (ii) the provisions of paragraph 4 regarding eligibility may not be modified. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.

15.	Continuance of Employment: Neither the Plan nor the Agreement shall impose any obligation on the Company or a related company thereof, to continue any Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment at any time.

16.	Governing Law: The Plan and instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17.	Application of Funds: The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

18.	Tax Consequences: Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Grantee or the corporation that employs the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the corporation that employs the Grantee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or have withheld, any such tax from any payment made to the Grantee.

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Exhibit 4.3

Arel Communications and Software LTD
U.S. EMPLOYEE SHARE OPTION PLAN (2000)
Approved by the Board of Directors on August 2, 2000
Approved by the Shareholders on ______________

A.	NAME AND PURPOSE

1.	Name: This plan, as amended from time to time, shall be known as the Arel Communications and Software Ltd. U.S. Employee Share Option Plan (2000) (the “Plan”).

2.	Purpose: The purpose and intent of the Plan is to provide incentives to employees of Arel Communications and Software Ltd. (the “Company”), or any subsidiaries of the Company, by providing them with opportunities to purchase shares in the Company, pursuant to the Plan that was approved by the Board of Directors of the Company.

B.	GENERAL TERMS AND CONDITIONS OF THE PLAN

3.	Administration:

3.1	The Plan will be administered by the Board of Directors of the Company, either directly or upon the recommendation of a Share Option Committee (the “Committee”), which will consist of such number of Directors of the Company (not less than two in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3	Subject to the general terms and conditions of this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to recommend to the Board (i) the persons to whom Option Awards (as hereinafter defined) shall be granted (“Grantees”), (ii) the number of shares to be covered by each option award (provided however, that the Board shall not grant, in the aggregate, options to purchase more than 5% of the shares covered by this plan to a single employee without the approval of the Board of Directors), (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of shares covered by the Option Awards to be granted to each Grantee, the Board shall consider, among other things, the Grantee’s salary and the duration of the Grantee’s employment by the Company.

3.4	The Board, either directly or upon recommendation of the Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

3.5	The interpretation and construction by the Board of any provision of the Plan or of any option Award thereunder shall be final and conclusive.

4.	Eligible Grantees:

4.1	No Option Award may be granted pursuant to this Plan to any person serving as a member of the Board at the time of the grant.

4.2	Subject to this limitation and any restriction imposed by applicable law, Option Awards may be granted to any officer, key employee or other employee of the Company or any of its subsidiaries, whether or not a Director of the Company. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

5.	Reserved:

6.	Reserved Shares: The Company has reserved 1,125,000 authorized but unissued ordinary shares (nominal value NIS 0.001 per share) of the Company for purposes of this Plan and the Arel Communications and Software Ltd. Employee Share Option Plan (2000) (the “Israeli Plan”), subject to adjustment as provided in paragraph 11 hereof. Any shares under the Plan, or the Israeli Plan in respect of which the right of a Grantee to purchase the same shall for any reason terminated, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan or the Israeli Plan.

7.	Option Awards:

7.1	The Board in its discretion may award to Grantees options to purchase shares in the Company available under the Plan (“Option Awards”). Option granted under the Plan may be Incentive Stock Option which meet the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or Nonstatutory Stock Options, which do not meet such requirements, as determined by the Board at the time of grant. Incentive Stock Options may be granted to employees only. Option Awards may be granted at any time after this Plan has been approved by the Board of Directors of the Company (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan have been effectively created; provided that the Plan is approved by the shareholders of the Company within 12 months from the date of approval by the Board of Directors. The date of grant of each Option Award shall be the date specified by the Board at the time such award is made.

7.2	The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised (subject to paragraph 9.1), the exercise price, the schedule on which such shares may be paid for and such other terms and conditions as the Board in its discretion may prescribe, provided that they are consistent with this Plan.

7.3	Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

7.4	Notwithstanding such designation, to the extent that the aggregate Fair Market Value (as hereinafter defined) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such shares is granted.

8.	Option Prices: The price per share covered by each Option Award shall be as determined by the Board on the date of grant. The price for each share subject to an Incentive Stock Option may not be less than the Fair Market Value per share on the date of grant, and in the case of an Incentive Stock Option granted to an Optionee who owns capital stock of the Company representing more than 10% of the total combined voting power of all classes of capital stock of the Company or its parent or subsidiaries (“Ten Percent Shareholder”), the purchase price for each share subject to the Incentive Stock Option may not be less than 110% of the Fair Market Value per share on the date of grant. Each Option Agreement will contain the purchase price determined for the respective Grantee.

8.1	"Fair Market Value" means, as of any date, the value of ordinary shares determined as follows:

i.	For ordinary shares listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the The Nasdaq SmallCap Market of the Nasdaq Stock Market, the closing sales price therefore (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to such date, as reported in the Wall Street Journal or such other source as the Board deems reliable:

ii.	If the ordinary shares are regularly quoted by a recognized securities dealer, but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices therefore on the last market trading day prior to such date; or

iii.	In the absence of an established market for ordinary shares, the Fair Market Value thereof shall be determined in good faith by the Board.

9.	Exercise of Option Award:

9.1	Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option Award be exercisable after the expiration of ten (10) years from the date such Option Award is granted.

9.2	An Option Award, or any part thereof, shall be exercisable by the Grantee’s signing and returning to the Company at its principal office a “Notice of Exercise” in such form and substance as may be prescribed by the Board from time to time.

9.3	Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within ten (10) years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to paragraph 7), such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of Grantee in and to the same shall expire.

9.4	Each payment for shares under an Option Award shall be in respect of a whole number of shares shall be effected in cash or by a cashier’s or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Board, and shall be accompanied by a notice stating the number of shares being paid for thereby.

10.	Termination of Employment:

10.1	Resignation and Termination Without Cause.
If a Grantee who is an Employee resigns, or is terminated without cause, such Grantee may, within three (3) months of the cessation of his or her employment (but in no event later than the expiration of the term of the instrument granting such Option Awards pursuant to Section 7 above), exercise any of his or her Option Awards that are vested at the date of cessation of such Grantee’s employment or may vest within four (4) weeks of the cessation of such Grantee’s employment. All of such Grantee’s rights with respect to the Options Awards granted to him or her under the Plan that are not vested at the date of cessation of such Grantee’s employment or within four (4) weeks of the cessation of such Grantee’s employment, shall terminate and the underlying Shares shall revert to the Plan immediately upon the cessation of such Grantee’s employment. If within three (3) months of the cessation of such Grantee’s employment, such Grantee does not exercise his or her Option Awards, all of such Grantee’s rights with respect to any Option Awards that have not been exercised shall terminate and the underlying Shares shall revert to the Plan.

10.2	Termination For Cause. If a Grantee who is an Employee is terminated for “cause”(as defined in such Grantee’s employment agreement, and if such Grantee does not have an employment agreement, as defined in the Company’s standard employment agreement), such Grantee may, within one (1) month of the cessation of his or her employment (but in no event later than the expiration of the term of the instrument granting such Option Awards pursuant to Section 7 above), exercise any of his or her Option Awards that are vested at the date of cessation of such Grantee’s employment. All of such Grantee’s rights with respect to the Option Awards granted to him or her under the Plan that are not vested at the date of cessation of such Grantee’s employment shall terminate and the underlying Shares shall revert to the Plan immediately upon the cessation of such Grantee’s employment. If within one (1) month of the cessation of such Grantee’s employment, all of such Grantee’s rights with respect to any Options that have not been exercised shall terminate and the underlying Shares shall revert to the Plan.

10.3	Death and Disability. If a Grantee should die, or if a Grantee is unable to continue to be employed by the Company by reason of such Grantee’s becoming incapacitated while in the employ of the Company as a result of an accident or illness or other cause which is approved by the Board, such Grantee (or such Grantee’s successors, as the case may be) may, within twelve (12) months of death or the cessation of his or her employment (but in no event later than the expiration of the term of the instrument granting such Option Awards pursuant to Section 7 above), exercise any of his or her Option Awards that are vested at the date of death or cessation of employment. All of such Grantee’s rights with respect to the Options Awards granted to him or her under the Plan that are not vested at the date of Grantee’s death or cessation of employment for disability shall terminate and the underlying Shares shall revert to the Plan immediately upon the Grantee’s death or cessation for disability, such Grantee does not exercise his or her Option Awards, all of such Grantee’s rights with respect to any Option Awards that have not been exercised shall terminate and the underlying Shares shall revert to the Plan.

10.4	Deemed Cessation. In the event of resignation or discharge of a Grantee from the employ of the Company, such Grantee’s employment shall, for the purposes of this Section 10, be deemed to have ceased upon the delivery to the employee of notice of discharge or the delivery to the Company of the letter of resignation, as the case may be, irrespective of the effective date of such resignation or discharge.

11.	Adjustments: Upon the happening of any of following described events, a Grantee’s rights to purchase shares under the Plan shall be adjusted as hereinafter provided.

11.1	In the event that the ordinary shares of the Company are subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the ordinary shares of the Company are exchanged for other securities of the Company or of another corporation, each Grantee shall be entitled, subject to the conditions herein stated to purchase such number of ordinary shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of ordinary shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

11.2	In the event that the Company issues any of its ordinary shares or other securities as bonus shares upon or with respect to any shares which are at the time subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising such right shall be entitled to receive (if he so elects), in addition to the shares as to which he is exercising such right, the appropriate number of bonus shares, on the same terms and conditions as offered to the other shareholders, which he would have received had he been the holder of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of exercise.

11.3	Upon the happening of any of the foregoing events, the class and aggregate number of ordinary shares issuable pursuant to the Plan (as set forth in paragraph 6 hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 11.1 and 11.2 above.

11.4	The Board shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

12.	Assign ability and Sale of Shares:

12.1	No shares purchasable hereunder which were not fully paid for shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee’s rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph 10.2 hereof.

12.2	No option may be transferred other than by will or by the laws of descent and distribution, and during the Grantee’s lifetime only he may exercise an Option Award.

13.	Securities Act of 1933; Israel Securities Law, 1967: By his exercise of an Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulation thereunder and the Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, the securities being offered and/or issued hereby have been issued in compliance with the Israel Securities Law, 1967.

14.	Terms and Amendment of the Plan:

14.1	The Plan was adopted by the Board of Directors of the Company on August 2, 2000______, and shall expire on August 2, 2010_____ (excepts as to Option Awards outstanding on that date).

14.2	The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the shareholders of the Company: (i) the total number of ordinary shares which may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 11 hereof) and (ii) the provisions of paragraph 4 regarding eligibility may not be modified. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.

14.3	Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with the requirements relating to the creation, existence, and administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the ordinary shares of the Company are listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted and/or ordinary shares are issued under the Plan.

15.	Continuance of Employment: Neither the Plan nor the Agreement shall impose any obligation on the Company or a related company thereof, to continue any Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment at any time.

16.	Governing Law: The Plan and instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17.	Application of Funds: The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

18.	Tax Consequences: Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Grantee or the corporation that employs the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the corporation that employs the Grantee and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.